Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88744, No. 333-43631, No. 333-149674, No. 333-161484, and No. 333-188398) of our report dated February 12, 2014, relating to the consolidated financial statements of OMNI Home Health Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2012 and 2011, included in this Current Report on Form 8-K/A filed February 12, 2014.

/s/ Crowe Horwath LLP

Chicago, Illinois
February 12, 2014